EXHIBIT 8,1
                                   -----------

                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT

                                   COUNTRY OF                  INTEREST
  SUBSIDIARY                     INCORPORATION                 OWNERSHIP
  ----------                     -------------                 ---------
  Europe-Visions A/S        (1)     Denmark           100,0% (Sold June 2, 2006)


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    (1)     Formerly known as Euro909Media A/S


        Other   significant    operating    subsidiaries    consolidated   under
Europe-Visions A/S and their jurisdiction of incorporation and our ownership interest in those subsidiaries at December 31, 2005:

                                   COUNTRY OF                  INTEREST
  SUBSIDIARY                     INCORPORATION                 OWNERSHIP
  ----------                     -------------                 ---------

  Ciac A/S                          Denmark                      100,0%
  Prime Vision A/S                  Denmark                      100,0%
  Arhustudiet A/S                   Denmark                      100,0%
  Publishing & Management ApS       Denmark                       51,0%
  TV Akademiet A/S                  Denmark                      100,0%
  Formedia A/S                      Denmark                      100,0%
  Mobile Broadcasting A/S           Denmark                      100,0%